EXHIBIT 99.2

FOSTER WHEELER LTD. ELECTS NEW DIRECTOR

HAMILTON, BERMUDA, October 18, 2004 - Foster Wheeler Ltd. (OTCBB:  FWLRF) announced today that Stephanie Hanbury-Brown has been elected to its board of directors.

“We look forward to working with Stephanie and to benefiting from her considerable skills and knowledge,” said Raymond J. Milchovich, chairman, president and CEO.

Ms. Hanbury-Brown recently founded Golden Seeds LLC, an investment and advisory firm.  She previously held positions of increasing responsibility with J.P. Morgan.  Those positions included serving as J.P. Morgan’s head of eCommerce, as the Chief Operating Officer of its Global Equities division, as the head of its International Private Client Group, and as the head of its Futures and Options Group.  Prior to joining J.P. Morgan, Ms. Hanbury-Brown worked with Rouse Woodstock in London and Sydney, and with Lane & Lane Solicitors in Sydney.  She holds a B.A. from the University of Sydney.

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Notes to Editors:

1.               Foster Wheeler Ltd. is a global company offering, through its subsidiaries, a broad range of design, engineering, construction, manufacturing, project development and management, research and plant operation services.  Foster Wheeler serves the refining, upstream oil and gas, LNG and gas-to-liquids, petrochemical, chemicals, power, pharmaceuticals, biotechnology and healthcare industries.  The corporation is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA.   For more information about Foster Wheeler, visit our Web site at www.fwc.com.

2.               Safe Harbor Statement

This news release contains forward-looking statements that are based on management’s assumptions, expectations and projections about the company and the various industries within which the company operates. These include statements regarding our expectations regarding revenues (including as expressed by our backlog), liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries.  Such forward-looking statements by their nature involve a degree of risk and uncertainty.  The company cautions that a variety of factors, including but not limited to the factors described under the heading “Business—Risk Factors of the Business” in the company’s most recent annual report on Form 10-K/A and the following, could cause the company’s business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the power, oil and gas, pharmaceutical, chemical/petrochemical and environmental industries, changes in the financial condition of our customers, changes in regulatory environment, changes in project design or schedules, contract cancellations, changes in estimates made by the company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, currency fluctuations, war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided, outcomes of pending and future litigation, including litigation regarding our liability for damages and insurance coverage for asbestos exposure, protection and validity of patents and other intellectual property rights, increasing competition by foreign and domestic companies, changes in financial markets, compliance with debt covenants, monetization of certain power systems facilities, implementation of our restructuring plan, recoverability of claims against customers and others, changes in estimates used in critical accounting policies.  Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected.  Most of these factors are difficult to predict accurately and are generally beyond our control.  You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us.

3.               Investors and security holders are urged to read the following documents filed with the SEC, as amended from time to time, relating to the company’s equity-for-debt exchange offer because they contain important information: (1) the registration statement on Form S-4 (File No. 333-107054) and (2) the Schedule TO (File No. 005-79124).  These and any other documents relating to the exchange offer, when they are filed with the SEC, may be obtained free at the SEC’s Web site at www.sec.gov, or from the company’s information agent, Georgeson Shareholder Communications Inc., 17 State Street, 10th Floor, New York, New York 10014.  Georgeson’s telephone number for bankers and brokers is 212-440-9800 and for all other security holders is 800-891-3214.

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10-18-04

Media Contact:	Maureen Bingert 908-730-4444

Other Inquiries:	908-730-4000